Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

November 17, 2011

HELMERICH & PAYNE, INC. ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS AND 17 NEW FLEXRIG® CONTRACTS

Helmerich & Payne, Inc. reported income from continuing operations of $434,668,000 ($3.99 per diluted share) from operating revenues of $2,543,894,000 for its fiscal year ended September 30, 2011, compared to income from continuing operations of $286,081,000 ($2.66 per diluted share) from operating revenues of $1,875,162,000 during the prior fiscal year ended September 30, 2010.  Included in fiscal 2011 and fiscal 2010 income from continuing operations is non-operating income (after-tax) of $0.09 and $0.03 per diluted share, respectively.  Non-operating items included income from the sale of used drilling equipment during 2011 and 2010, and gains on the sale of investment securities during 2011.  Net income for fiscal 2011 was $434,186,000 ($3.99 per diluted share), compared to $156,312,000 ($1.45 per diluted share) for fiscal 2010.

Income from continuing operations for the fourth quarter of fiscal 2011 was $121,514,000 ($1.11 per diluted share) from operating revenues of $700,751,000, compared to income from continuing operations of $83,291,000 ($0.77 per diluted share) from operating revenues of $558,957,000 during the fourth fiscal quarter of 2010, and income from continuing operations of $109,828,000 ($1.01 per diluted share) from operating revenues of $644,095,000 during the third fiscal quarter of 2011.  Included in income from continuing operations for the fourth and third fiscal quarters of 2011 is non-operating income (after-tax) of $0.02 and $0.03 per diluted share, respectively.  Net income for the fourth quarter of fiscal 2011 was $121,420,000 ($1.11 per diluted share), compared to net income of $83,045,000 ($0.77 per diluted share) during the fourth fiscal quarter of 2010, and net income of $109,826,000 ($1.01 per diluted share) during the third fiscal quarter of 2011.

Helmerich & Payne, Inc. also announced today that the Company has entered into agreements with three exploration and production companies to build and operate 17 additional FlexRigs. These 17 rigs will be built under multi-year term contracts and are expected to generate attractive economic returns for the Company.  Including new builds announced today and earlier this year, 47 contracted FlexRigs remain under construction and are currently being completed at the rate of approximately four per month.  Once these rigs are completed, the Company’s global fleet is expected to include 284 FlexRigs.

Segment operating income for U.S. land operations was $192,133,000 for the fourth fiscal quarter of 2011, compared with $118,894,000 for last year’s fourth fiscal quarter and $176,832,000 for this year’s third fiscal quarter.  The sequential increase in segment operating income was primarily attributable to increased drilling activity

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News Release

November 17, 2011

resulting from the deployment of new build FlexRigs.  The Company’s quarterly revenue days for the segment increased sequentially by approximately five percent to 19,947 revenue days during the fourth fiscal quarter of 2011.  The corresponding average rig revenue per day also increased sequentially by $579 to $26,549 during the fourth fiscal quarter of 2011. This $579 increase in average rig revenue per day was partially offset by a $187 increase in average rig expense per day, generating a sequential increase of $392 in average rig margin per day to $13,614 during this year’s fourth fiscal quarter.  Rig utilization for the Company’s U.S. land segment was 87% for this year’s third and fourth fiscal quarters, compared with 82% for last year’s fourth fiscal quarter.  At September 30, 2011, the Company’s U.S. land segment had 224 contracted rigs (including 149 under term contracts) and 24 idle rigs (including two conventional rigs that were sold in October 2011).  Excluded from these 24 idle rigs are seven mechanical rigs that were decommissioned at the end of the fiscal year.  The seven decommissioned rigs were the only mechanical rigs remaining in the Company’s global fleet.

President and CEO Hans Helmerich commented, “We are pleased to report all-time record levels in both quarterly revenue and rig activity during the most recent quarter.  More importantly, we believe that we are very well positioned to continue to successfully compete in an environment that is increasingly focused on innovative technologies and productivity gains as key contributors to more cost-effective drilling programs.  The shale revolution has transformed the U.S. land E&P industry, and the relative strength of crude oil prices has provided a solid foundation for continued drilling activity.  Although this industry will continue to be cyclical and closely linked to the global macroeconomic outlook, we expect that our fleet will continue to benefit from premium margins and higher utilization levels as compared to that of our competitors.  We believe that our strengths and competitive advantages are difficult to match, and we will remain focused on efforts to expand our lead in years to come.”

Segment operating income for the Company’s offshore operations was $11,871,000 for the fourth fiscal quarter of 2011, compared with $13,107,000 for last year’s fourth fiscal quarter and $12,944,000 for this year’s third fiscal quarter.  The sequential decline in operating income was attributable to a lower average rig margin per day during the fourth fiscal quarter.  The segment, however, experienced an increase in revenue days that led to an 85% rig utilization level during the fourth fiscal quarter, as compared to 78% during the immediately preceding quarter.

The Company’s international land operations reported segment operating income of $3,525,000 for this year’s fourth fiscal quarter, compared with $15,485,000 for last year’s fourth fiscal quarter and a loss of $624,000 for the third fiscal quarter of 2011.  The number of revenue days for the fourth quarter increased by approximately 13 percent as compared to the third quarter.  The average rig margin per day for the fourth quarter also increased sequentially, from $5,353 per day during the third quarter to $7,690 per day during the fourth quarter.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of November 17, 2011, the Company’s existing fleet included 250 land rigs in the U.S., 25 international land rigs and nine offshore platform rigs. In addition, the Company is scheduled to complete another 47 new H&P-designed and operated FlexRigs under long-term contracts with customers. Upon completion of these commitments, the Company’s global land fleet is expected to have a total of 322 rigs, including 284 FlexRigs.

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November 17, 2011

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.  This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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News Release

November 17, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
INCOME	2011	2011	2010	2011	2010

Operating Revenues:
Drilling — U.S. Land	$539,372	$588,859	$435,998	$2,100,508	$1,412,495
Drilling — Offshore	54,569	51,395	49,548	201,417	202,734
Drilling — International Land	46,051	57,160	69,802	226,849	247,179
Other	4,103	3,337	3,609	15,120	12,754
	644,095	700,751	558,957	2,543,894	1,875,162

Operating costs and expenses:
Operating costs, excluding depreciation	365,586	396,931	329,198	1,432,602	1,071,959
Depreciation	79,109	87,018	73,240	315,468	262,658
General and administrative	24,071	23,086	20,183	91,452	81,479
Research and development	4,399	4,255	3,851	15,764	12,262
Income from asset sales	(3,488)	(3,641)	(747)	(13,903)	(4,992)
	469,677	507,649	425,725	1,841,383	1,423,366

Operating income	174,418	193,102	133,232	702,511	451,796

Other income (expense):
Interest and dividend income	903	378	275	1,951	1,811
Interest expense	(3,221)	(4,170)	(4,465)	(17,355)	(17,158)
Gain on sale of investment securities	913	—	—	913	—
Other	(190)	(1,161)	1,534	(953)	1,787
	(1,595)	(4,953)	(2,656)	(15,444)	(13,560)

Income from continuing operations before income taxes	172,823	188,149	130,576	687,067	438,236
Income tax provision	62,995	66,635	47,285	252,399	152,155
Income from continuing operations	109,828	121,514	83,291	434,668	286,081

Loss from discontinued operations, before income taxes	(2)	(94)	1,216	(487)	(125,944)
Income tax provision (benefit)	—	—	1,462	(5)	3,825
Loss from discontinued operations	(2)	(94)	(246)	(482)	(129,769)

NET INCOME	$109,826	$121,420	$83,045	$434,186	$156,312

Basic earnings per common share:
Income from continuing operations	$1.02	$1.13	$0.78	$4.06	$2.70
Loss from discontinued operations	$—	$—	$—	$—	$(1.23)

Net income	$1.02	$1.13	$0.78	$4.06	$1.47

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November 17, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
INCOME	2011	2011	2010	2011	2010

Diluted earnings per common share:
Income from continuing operations	$1.01	$1.11	$0.77	$3.99	$2.66
Loss from discontinued operations	$—	$—	$—	$—	$(1.21)

Net income	$1.01	$1.11	$0.77	$3.99	$1.45

Weighted average shares outstanding:
Basic	106,962	107,066	105,814	106,643	105,711
Diluted	108,784	108,782	107,452	108,632	107,404

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November 17, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2011	2010

ASSETS
Cash and cash equivalents	$364,246	$63,020
Other current assets	584,538	579,514
Current assets of discontinued operations	7,529	10,270
Total current assets	956,313	652,804
Investments	347,924	320,712
Net property, plant, and equipment	3,677,070	3,275,020
Other assets	22,584	16,834
TOTAL ASSETS	$5,003,891	$4,265,370

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$411,750	$224,646
Current liabilities of discontinued operations	4,979	7,992
Total current liabilities	416,729	232,638
Non-current liabilities	1,079,565	862,989
Non-current liabilities of discontinued operations	2,550	2,278
Long-term notes payable	235,000	360,000
Total shareholders’ equity	3,270,047	2,807,465

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,003,891	$4,265,370

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November 17, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Years Ended
	September 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2011	2010

OPERATING ACTIVITIES:
Net income	$434,186	$156,312
Adjustment for loss from discontinued operations	482	129,769
Income from continuing operations	434,668	286,081
Depreciation	315,468	262,658
Changes in assets and liabilities	230,507	(93,237)
Gain on sale of assets and investment securities	(14,816)	(4,992)
Other	12,207	16,140
Net cash provided by operating activities from continuing operations	978,034	466,650
Net cash used in operating activities from discontinued operations	(482)	(4,362)
Net cash provided by operating activities	977,552	462,288

INVESTING ACTIVITIES:
Capital expenditures	(694,264)	(329,572)
Proceeds from sale of assets and investments	30,727	20,383
Purchase of short-term investments	—	(16)
Acquisition of TerraVici Drilling Solutions	(4,000)	—
Net cash used in investing activities from continuing operations	(667,537)	(309,205)
Net cash used in investing activities from discontinued operations	—	(55)
Net cash used in investing activities	(667,537)	(309,260)

FINANCING ACTIVITIES:
Dividends paid	(26,741)	(22,254)
Decrease in bank overdraft	—	(2,038)
Exercise of stock options	15,441	(202)
Net proceeds from (payments for) short-term and long-term debt	(10,000)	(165,000)
Excess tax benefit from stock-based compensation	12,511	3,344
Net cash used in financing activities	(8,789)	(186,150)

Net increase (decrease) in cash and cash equivalents	301,226	(33,122)
Cash and cash equivalents, beginning of period	63,020	96,142
Cash and cash equivalents, end of period	$364,246	$63,020

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November 17, 2011

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2011	2011	2010	2011	2010
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$539,372	$588,859	$435,998	$2,100,508	$1,412,495
Direct operating expenses	289,311	317,317	251,280	1,119,700	772,766
General and administrative expense	6,330	6,493	5,606	25,066	23,799
Depreciation	66,899	72,916	60,218	264,127	211,652
Segment operating income	$176,832	$192,133	$118,894	$691,615	$404,278

Revenue days	18,912	19,947	16,303	73,905	55,051
Average rig revenue per day	$25,970	$26,549	$24,385	$25,809	$23,909
Average rig expense per day	$12,748	$12,935	$13,054	$12,538	$12,288
Average rig margin per day	$13,222	$13,614	$11,331	$13,271	$11,621
Rig utilization	87%	87%	82%	86%	73%

OFFSHORE OPERATIONS
Revenues	$54,569	$51,395	$49,548	$201,417	$202,734
Direct operating expenses	36,664	33,841	31,671	135,368	131,325
General and administrative expense	1,532	1,579	1,384	6,074	5,821
Depreciation	3,429	4,104	3,386	14,684	12,519
Segment operating income	$12,944	$11,871	$13,107	$45,291	$53,069

Revenue days	638	701	644	2,544	2,642
Average rig revenue per day	$54,417	$54,176	$42,312	$51,794	$47,534
Average rig expense per day	$28,597	$32,393	$19,731	$29,379	$24,653
Average rig margin per day	$25,820	$21,783	$22,581	$22,415	$22,881
Rig utilization	78%	85%	78%	77%	80%

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November 17, 2011

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2011	2011	2010	2011	2010
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$46,051	$57,160	$69,802	$226,849	$247,179
Direct operating expenses	39,131	45,269	45,647	175,728	166,021
General and administrative expense	825	759	971	3,392	2,949
Depreciation	6,719	7,607	7,699	28,018	29,938
Segment operating income (loss)	$(624)	$3,525	$15,485	$19,711	$48,271

Revenue days	1,437	1,625	1,976	6,406	7,254
Average rig revenue per day	$29,201	$30,001	$33,194	$31,633	$32,451
Average rig expense per day	$23,848	$22,311	$20,621	$23,416	$21,142
Average rig margin per day	$5,353	$7,690	$12,573	$8,217	$11,309
Rig utilization	65%	74%	78%	70%	71%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$48,236	$59,295	$38,457	$193,093	$96,304
Offshore Operations	$12,817	$5,487	$11,211	$33,718	$37,594
International Land Operations	$4,089	$8,409	$4,210	$24,207	$11,779

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November 17, 2011

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2011	2011	2010	2011	2010
Operating income
U.S. Land	$176,832	$192,133	$118,894	$691,615	$404,278
Offshore	12,944	11,871	13,107	45,291	53,069
International Land	(624)	3,525	15,485	19,711	48,271
Other	(2,078)	(2,638)	(1,745)	(7,682)	(6,765)
Segment operating income	$187,074	$204,891	$145,741	$748,935	$498,853
Corporate general and administrative	(15,384)	(14,255)	(12,222)	(56,920)	(48,910)
Other depreciation	(1,423)	(1,676)	(1,309)	(5,829)	(5,275)
Inter-segment elimination	663	501	275	2,422	2,136
Income from asset sales	3,488	3,641	747	13,903	4,992
Operating income	$174,418	$193,102	$133,232	$702,511	$451,796

Other income (expense):
Interest and dividend income	903	378	275	1,951	1,811
Interest expense	(3,221)	(4,170)	(4,465)	(17,355)	(17,158)
Gain on sale of investment securities	913	—	—	913	—
Other	(190)	(1,161)	1,534	(953)	1,787
Total other income (expense)	(1,595)	(4,953)	(2,656)	(15,444)	(13,560)

Income from continuing operations before income taxes	$172,823	$188,149	$130,576	$687,067	$438,236

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